Exhibit 1.10

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
PERFORMANCE SHIPPING INC.
PURSUANT TO SECTION 90 OF
THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, Andreas Michalopoulos, as the Chief Executive Officer of Performance Shipping Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Corporation”), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certifies that:

1.	The name of the Corporation is: Performance Shipping Inc.

2.	The Articles of Incorporation were filed with the Registrar of Corporations on the 7th day of January, 2010.

3.
The Articles of Incorporation were amended and restated in their entirety and filed with the Registrar of Corporations on the 19th day of February, 2010; were further amended and restated in their entirety and filed with the Registrar of Corporations on the 5th day of March, 2010; and were further amended and restated in their entirety and filed with the Registrar of Corporations on the 5th day of April, 2010 (the “Amended and Restated Articles of Incorporation”).

4.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series A Participating Preferred Stock was filed with the Registrar of Corporations on the 2nd day of August, 2010.

5.	Articles of Amendment were filed with the Registrar of Corporations on the 8th day of June, 2016.

6.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series B-1 Convertible Preferred Stock was filed with the Registrar of Corporations on the 21st day of March, 2017.

7.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series B-2 Convertible Preferred Stock was filed with the Registrar of Corporations on the 21st day of March, 2017.

8.	The Statement of Designations of rights, preferences and privileges of the Corporation’s Series C Preferred Stock was filed with the Registrar of Corporations on the 30th day of May, 2017.

9.	Articles of Amendment were filed with the Registrar of Corporations on the 3rd day of July, 2017.

10.	Articles of Amendment were filed with the Registrar of Corporations on the 26th day of July, 2017.

11.	Articles of Amendment were filed with the Registrar of Corporations on the 23rd day of August, 2017.

12.	Articles of Amendment were filed with the Registrar of Corporations on the 22nd day of September, 2017.

13.	Articles of Amendment were filed with the Registrar of Corporations on the 1st day of November, 2017.

14.	Articles of Amendment were filed with the Registrar of Corporations on the 25th day of February, 2019.

15.	Articles of Amendment were filed with the Registrar of Corporations on the 30th day of October, 2020.

16.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series B Convertible Cumulative Perpetual Preferred Stock was filed with the Registrar of Corporations on the 20th day of December, 2021.

17.
The Amended and Restated Statement of Designations of rights, preferences and privileges of the Corporation’s Series B Convertible Cumulative Perpetual Preferred Stock was filed with the Registrar of Corporations on the 12th day of January, 2022.

18.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series C Convertible Cumulative Redeemable Perpetual Preferred Stock was filed with the Registrar of Corporations on the 17th day of October, 2022.

19.	Section D of the Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraph to the end of such Section:

“Effective with the commencement of business on November 15, 2022, the Corporation has effected a one-for-fifteen reverse stock split as to its issued common stock, pursuant to which the number of issued shares of common stock shall decrease from 60,728,363 to 4,048,557, as adjusted for the cancellation of fractional shares, and which may be further adjusted for the cancellation of fractional shares. The reverse stock split shall not change the number of registered shares of common stock the Corporation is authorized to issue or the par value of the common stock. The stated capital of the Corporation is hereby reduced from $607,283.63 to $40,485.57, which may be further adjusted for the cancellation of fractional shares and the amount of the reduction in stated capital shall be allocated to surplus.”

20.	All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.

21.
This amendment to the Amended and Restated Articles of Incorporation was approved by the affirmative vote of a majority of all outstanding shares of the Corporation with a right to vote thereon at the Special Meeting of Shareholders of the Corporation held on November 7, 2022, and by the Corporation’s Board of Directors on November 8, 2022.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Articles of Incorporation on this 14th day of November, 2022.

/s/ Andreas Michalopoulos
Name: Andreas Michalopoulos
Title: Chief Executive Officer